UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 16, 2014

Cartesian, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34006 (Commission File Number)	48-1129619 (I.R.S. Employer Identification No.)

7300 College Boulevard, Suite 302
Overland Park, Kansas 66210
 (Address of principal executive office)(Zip Code)

(913) 345-9315
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director

Effective September 16, 2014, the Board of Directors ("Board") of Cartesian, Inc. (the "Company") increased the number of directors on the Board by one to a total of six and appointed David Mahoney as a new independent director, to fill the newly created directorship and to serve until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

As a member of the Board, Mr. Mahoney will receive cash and equity compensation for his services as a director as described under the heading "Non-Employee Director Compensation" in the Company's Proxy Statement for its 2014 annual meeting of stockholders held on June 18, 2014, filed with the Securities and Exchange Commission on April 25, 2014. The compensation includes the grant on September 16, 2014, of an option to purchase 20,000 shares of common stock of the Company at an exercise price of $3.84 per share. The option has a one-year vesting period.

The Company will also enter into an Indemnification Agreement with Mr. Mahoney.  The Indemnification Agreement provides for indemnification of, and advancement of litigation and other expenses to, Mr. Mahoney to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries, subject to the terms and conditions contained in the form of Indemnification Agreement incorporated by reference hereto as Exhibit 10.1.  The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with certain of the directors and officers of the Company.

There are no understandings or arrangements between Mr. Mahoney and any other person pursuant to which he was selected to serve as a director of the Company. The Company is not aware of any transactions involving Mr. Mahoney that are reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement incorporated by reference herein as Exhibit 10.1.

Amended and Restated Employment Agreement

Effective September 16, 2014, the Company entered into an Amended and Restated Employment Agreement (the "Amended Employment Agreement") with Donald E. Klumb, Chief Executive Officer, President and Chief Financial Officer of the Company. The Amended Employment Agreement amended and restated the Employment Agreement dated February 3, 2012 between the parties (the "Original Employment Agreement").

The principal changes made by the Amended Employment Agreement were to provide that if the Company gives notice to Mr. Klumb of its non-renewal of the initial term or any renewal term of the agreement: (a) Mr. Klumb will be entitled to severance benefits under the Amended Employment Agreement if his employment terminates for any reason within ninety (90) days after the notice of non-renewal and (b) for a period of fifteen (15) days after the notice of non-renewal, Mr. Klumb may elect to cause the Company to buy any shares of Company stock owned by Mr. Klumb at the time of the notice of non-renewal, subject to certain exceptions. The price per share at which the Company will purchase any shares of Company stock shall be the closing price of the Company’s stock on the trading day immediately preceding the earlier of: (i) the date of the notice of non-renewal; or (ii) any public announcement by the Company of its intent to not renew the agreement or to terminate Mr. Klumb's employment.

The Amended Employment Agreement did not change the amount of severance benefits specified in the Original Employment Agreement, which are twelve (12) months of (i) base salary payable in one lump sum and (ii) health insurance premiums.

A description of the Original Employment Agreement is set forth under the heading "Narrative to Summary Compensation Table - Employment Agreements" in the Company's Proxy Statement for its 2014 annual meeting of stockholders held on June 18, 2014, filed with the Securities and Exchange Commission on April 25, 2014, and is incorporated herein by reference.

Item 7.01             Regulation FD

On September 18, 2014, the Company issued a press release announcing the appointment of David Mahoney as a new member of the Board, as described under Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01             Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1
Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 20, 1999).

99.1	Press Release dated September 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN, INC.

By:	/s/ Donald E. Klumb
Donald E. Klumb Chief Executive Officer, President and Chief Financial Officer

Date: September 18, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1
Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 20, 1999).

99.1	Press Release dated September 18, 2014.